interCLICK Announces Record Fourth Quarter Results; Reports First Quarter of Positive EBITDA and Positive Free Cash Flow

Revenue Increases 46% Sequentially; Gross Margin Increases 750 Basis Points Sequentially

NEW YORK -- interCLICK, Inc. (the "Company") (OTCBB: ICLK), a leading behavioral targeting company, announced today record revenues for the fourth quarter and year ended December 31, 2008. Fourth quarter revenues of $8.4 million increased 46% sequentially compared to 2008 third quarter revenues of $5.8 million. Revenues exceeded the Company's previously announced guidance of $7.0 million. interCLICK's 2008 fourth quarter revenues increased 54% compared to revenue of $5.5 million for the prior year period. Advertiser spending rose significantly across multiple industry segments during the fourth quarter including but not limited to CPG, electronics, entertainment, retail and telco.

Gross profit for the 2008 fourth quarter was $3.3 million, a 160% increase compared to gross profit of $1.3 million in the prior year period. Gross margin was 38.6%, representing a sequential increase of 750 basis points from the prior quarter's 31.1% gross margin. Gross margin for the 2007 fourth quarter was 22.8%. Gross margin gains were attributable to higher ad rates, which increased over 40% sequentially, and improved supply chain management.

The Company generated its first quarter of positive EBITDA and positive free cash flow as a public company due to operating leverage as revenue gains surpassed growth in the Company’s expense base. EBITDA for the 2008 fourth quarter was $0.3 million, or 3.6% of revenues, compared to a 2008 third quarter EBITDA loss of ($0.8) million, or -14.1% of revenues and a 2007 fourth quarter EBITDA loss of ($1.1) million, or -20.5% of revenues.

The Company's 2008 fourth quarter operating loss was ($0.4) million, or -4.5% of revenues, including $0.7 million, or 8.0% of revenues, in non-cash items such as stock-based compensation, intangible amortization and depreciation. This compares with a 2008 third quarter operating loss of ($1.4) million, or -24.7% of revenues, including $0.6 million, or 10.6% of revenues, in non-cash items, and a 2007 fourth quarter operating loss of ($2.3) million, or -41.7% of revenues, including $1.2 million, or 21.3% of revenues, in non-cash items.

The Company generated its first quarter of positive free cash flow as a public company. Free cash flow for the 2008 fourth quarter was $0.3 million, or 3.2% of revenues, compared to a 2008 third quarter free cash flow of ($1.0) million, or -16.7% of revenues, and a 2007 fourth quarter free cash flow of ($1.5) million, or -27.8% of revenues.

For the full-year ended December 31, 2008, the Company’s revenues were $22.4 million, an 89% increase compared to pro-forma revenues of $11.9 million in 2007. Gross profit for the full-year ended December 31, 2008 was $7.2 million (32.0% margin), an increase of 168% compared to pro-forma gross profit of $2.7 million (22.5% margin) in 2007.

For the full-year ended December 31, 2008, the Company had an EBITDA loss of ($3.8) million, or -17.1% of revenues, compared to a pro-forma EBITDA loss of ($1.4) million, or -11.4% of revenues, in the prior year.

During the 2008 fourth quarter, the Company entered into a $3.5 million revolving credit facility that is expected to support working capital requirements during 2009. On February 3, 2009, the Company received lender approval increasing the credit facility by $1.0 million to a total of $4.5 million.

"We are pleased to continue to gain market share in such a challenging economic environment. We attribute this to exceeding advertisers’ expectations consistently," said Michael Mathews, interCLICK's Chief Executive Officer. "Our performance in these difficult times validates our data-driven strategy and the significant technology investments that we have made. We expect continued growth throughout 2009 as we execute our strategic plan."

Business Outlook:

interCLICK expects first quarter revenues, for the period ending March 31, 2009, to exceed $6.5 million and gross margin to exceed 4Q08’s performance of 38.6% of revenues. The first quarter is a seasonally slower period for the advertising industry. For the first quarter of 2008, interCLICK had pro forma revenue of $3.6 million and a gross margin of 24%. For 2009, the Company expects revenue to grow by at least 60% from 2008 levels.

NON-GAAP Financial Measures

The Company uses non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to period comparison.  Company management believes that the non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of the performance of our core cash operations.  The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods.  The Company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key metrics used by management.

EBITDA.  As is common in the industry, the Company uses EBITDA as a measure of performance to demonstrate earnings exclusive of interest and non-cash items. (e.g. depreciation, amortization & stock-based compensation expense).  The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows.  In managing its current and future affairs, the Company cannot affect the amortization of the intangible assets to any material degree, and therefore uses EBITDA as its primary management guide.  Since an outside investor may base its evaluation of the Company's performance on the Company's net loss not its cash flows, there is a limitation to the EBITDA measurement. EBITDA is not, and should not be considered, an alternative to net loss, loss from operations or any other measure for determining operating performance of liquidity, as determined under GAAP. The most directly comparable GAAP reference in the Company's case is the removal of interest, depreciation, amortization, taxes and other non-cash expenses.

Pro Forma Information.  Pro forma information is used for the first quarter of 2008 revenues in order to back out the revenues of a subsidiary we sold in June 2008.  Pro forma information is used for the full-year 2007 to reflect the fact that the Company commenced operations as of June 17, 2007. Both presentations are made so that investors can evaluate and compare our continuing operations.

Free Cash Flow.  Free cash flow information is used for the fourth quarter of 2008.  Free cash flow measures the cash flow provided by operating activities less capital expenditures.  Management believes that free cash flow provides meaningful information about the Company’s liquidity and future cash availability to fund its operations.  A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities is that the free cash flow does not represent the total increase or decreases in the cash balance from operations for the period because it excludes cash used for capital expenditures for the period.

To comply with Regulation G of the Securities and Exchange Commission, interCLICK, Inc. attaches to this press release and will post to the Company's investor relations website (www.interclick.com) any reconciliations of certain non-GAAP measures to the nearest comparable GAAP measures that are presented in this press release.

Conference Call:

The Company will hold a conference call today to discuss the financial results and provide its business outlook for 2009 including the first quarter. The conference call will take place at 4:30 p.m. eastern time. Interested parties should dial (888) 438-5525 or (719) 325-2493 (internationally) and use passcode 2945688. There will be a playback available for 30 days following completion of the call. To listen to the playback, please call (888) 203-1112 or (719) 457-0820 (internationally) and use the same passcode. The conference call will also be available via a live audio webcast at http://www.investorcalendar.com/IC/CEPage.asp?ID=141024.

About interCLICK, Inc.

interCLICK, Inc., operates the interCLICK Network, an online ad network that combines advanced behavioral targeting with site by site reporting, allowing advertisers to identify and track their desired audience. interCLICK offers advanced proprietary demographic, behavioral, contextual, geographic and retargeting technologies across a network of name brand publishers to ensure the right message is delivered to a precise audience in a brand friendly environment. For more information about the interCLICK Network, visit http://www.interclick.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) including 2009 growth, revenue for the first quarter and year of 2009 and gross margin for the first quarter of 2009. Additionally, words such as “seek,” “intend,” “believe,” “plan,” “estimate,” “expect,” “anticipate” and other similar expressions are forward-looking statements within the meaning of the Act. Some or all of the events or results anticipated by these forward-looking statements may not occur. Factors that could cause or contribute to such differences include the impact of intense competition, the continuation or worsening of current  economic conditions and the condition of the domestic and global  credit and capital markets.  Further information on interCLICK’s risk factors is contained in its filings with the Securities and Exchange Commission, including the Form 10-KSB filed on April 15, 2008. interCLICK does not undertake any duty nor does it intend to update the results of these forward-looking statements.

Contact:

interCLICK, Inc.
CFO David M. Garrity, CFA, 646-558-1226
or
CEOcast, Inc. for interCLICK
Dan Schustack, 212-732-4300

Interclick, Inc. (formerly Customer Acquisition Network Holdings, Inc.)	For the Three	For the Three	For the Three	For the Three	For the Three
Quarterly Consolidated Statements of Operations	Months Ended	Months Ended	Months Ended	Months Ended	Months Ended
4Q07 to 4Q08	Dec. 31, 2008	Sept. 30, 2008	June 30, 2008	March 31, 2008	Dec. 31, 2007

Revenues	$8,430,030	$5,756,707	$4,673,629	$3,561,967	$5,484,777
Cost of revenue	5,172,894	3,964,388	3,412,541	2,707,538	4,231,805
Gross profit	3,257,136	1,792,319	1,261,088	854,429	1,252,972

Operating expenses:
Sales and marketing	1,336,576	1,282,205	1,445,894	824,748	964,000
General and administrative	1,312,856	1,073,456	1,004,953	1,259,725	708,056
Stock-based compensation	499,240	439,768	503,090	474,173	910,856
Merger, acquisition, and divestiture costs	82,627	57,415	274,903	237,159	-
Technology support	296,403	256,370	231,371	277,038	748,968
Amortization of intangible assets	104,571	104,571	104,630	104,737	210,968
Total operating expenses	3,632,273	3,213,785	3,564,841	3,177,580	3,542,848

Operating loss from continuing operations	(375,137)	(1,421,466)	(2,303,753)	(2,323,151)	(2,289,876)

Other income (expense):
Interest income	2,192	8,140	3,329	3,434	12,732
Loss on settlement of debt	-	-	(20,121)	-	-
Loss on sale of available-for-sale securities	-	(116,454)	-	-	-
Loss on disposal of fixed assets	1,750	(15,385)	-	-	-
Interest expense	(103,413)	(189,382)	(534,887)	(698,616)	(276,017)
Total other income (expense)	(99,471)	(313,081)	(551,679)	(695,182)	(263,285)

Loss from continuing operations before income taxes	(474,608)	(1,734,547)	(2,855,432)	(3,018,333)	(2,553,161)

Income tax benefit					257,981

Equity in investee's loss, net of taxes	-	(404,103)	(249,128)	-	-

Loss from continuing operations	(474,608)	(2,138,650)	(3,104,561)	(3,018,332)	(2,295,180)

Discontinued operations:
Loss from discontinued operations	-	(1,053,059)	(218,187)	(716,986)	-
Loss on sale of discontinued operations	(8,550)	(498,554)	(624,981)	-	-
Net loss from discontinued operations	(8,550)	(1,551,613)	(843,168)	(716,986)	-

Net loss	(483,158)	(3,690,263)	(3,947,729)	(3,735,318)	(2,295,180)

Other comprehensive loss:
Loss on sale of available-for-sale securities	-	(197,704)	-	-	-
Net loss from discontinued operations	-	(197,704)	-	-	-

Comprehensive loss	$(483,158)	$(3,887,967)	$(3,947,729)	$(3,735,318)	$(2,295,180)

Loss per share from continuing operations - basic and diluted	$(0.01)	$(0.06)	$(0.08)	$(0.08)	$(0.08)
Loss per share from discontinued operations - basic and diluted	$(0.00)	$(0.04)	$(0.02)	$(0.02)	$-
Net loss per share - basic and diluted	$(0.01)	$(0.10)	$(0.11)	$(0.10)	$(0.08)

Weighted average shares outstanding - basic and diluted	37,845,167	37,808,210	36,940,689	35,946,334	28,025,035

Reconciliation of non-GAAP results of operations measures to nearest comparable GAAP measures.

Operating loss from continuing operations	(375,137)	(1,421,466)	(2,303,753)	(2,323,151)	(2,289,876)

Stock-based compensation	499,240	439,768	503,090	474,173	910,856
Amortization of intangible assets	104,571	104,571	104,630	104,737	210,968
Depreciation	72,817	66,448	49,477	56,747	44,896

EBITDA	301,491	(810,679)	(1,646,556)	(1,687,494)	(1,123,156)

Capital expenditures	(34,458)	(151,398)	(42,589)	(128,561)	(403,524)

Free Cash Flow	267,033	(962,077)	(1,689,145)	(1,816,055)	(1,526,680)

Interclick, Inc. (formerly Customer Acquisition Network Holdings, Inc.)
Consolidated Balance Sheet

	Dec. 31, 2008	Dec. 31, 2007
Assets

Current assets:
Cash and cash equivalents	$183,871	$3,675,483
Accounts receivable, net of allowance of $425,000 and $150,000	7,153,160	3,390,302
Prepaid expenses and other current assets	94,164	55,750
Total current assets	7,431,195	7,121,535

Property and equipment, net	596,913	512,031
Intangible assets, net	610,113	1,028,621
Goodwill	7,909,571	7,909,571
Investment in OPMG	1,650,000	-
Deferred debt issue costs, net of accumulated amortization of $6,667 and $13,932, respectively	33,333	77,505
Deferred acquisition costs	-	129,333
Other assets	191,664	66,937

Total assets	$18,422,789	$16,845,533

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities:
Accounts payable	$5,165,499	$2,499,604
Line of credit	2,550,720	-
Senior secured notes payable, net of debt discount of $0 and $1,127,084	-	3,872,916
Note Payable, current portion	400,000	-
Settlement payable	248,780	-
Accrued expenses	271,286	1,046,719
Deferred Revenue	109,153	-
Accrued interest expense	16,948	36,173
Capital lease obligation, current portion	9,290	9,290
Total current liabilities	8,771,676	7,464,702

Capital lease obligation	10,820	19,317
Total liabilities	8,782,496	7,484,019

Stockholders’ equity (deficit)
Common Stock, $0.001 par value, 37,845,167 and 34,979,667 issued	37,846	34,980
Additional paid-in capital	24,889,586	12,737,982
Accumulated other comprehensive loss	(197,704)	-
Deferred equity-based expense	-	(178,481)
Accumulated deficit	(15,089,435)	(3,232,967)
Total stockholders’ equity	9,640,293	9,361,514

Total liabilities and stockholders’ equity	$18,422,789	$16,845,533

Interclick, Inc. (formerly Customer Acquisition Network Holdings, Inc.)
Consolidated Statement of Cash Flows

	For the	from June 14, 2007
	Year Ended	(Inception) to
	Dec. 31, 2008	Dec. 31, 2007
Cash flows from operating activities:
Net loss	$(11,856,468)	$(3,232,967)
Add back loss from discontinued operations	3,120,317	-
Loss from continuing operations	(8,736,151)	(3,232,967)
Adjustments to reconcile loss from continuing
operations to net cash used in operating activities:
Stock-based compensation	2,695,528	954,167
Amortization of debt discount	1,239,061	225,416
Equity method pick up from investment	653,231	-
Amortization of intangible assets	418,508	301,379
Provision for bad debts	414,737	116,055
Depreciation	245,489	44,896
Common stock issued for services	189,000
Amortization of deferred equity based expense	178,481
Loss on sale of marketable securities	116,454	-
Write off of deferred acquisition costs	96,954	-
Amortization of debt issue costs	44,172	13,932
Loss on settlement of debt	20,121
Loss on disposal of property and equipment	13,635	-
Changes in operating assets and liabilities:
Accounts receivable	(4,177,595)	(1,785,866)
Prepaid expenses and other current assets	(38,414)	(55,750)
Other assets	(124,727)	(31,064)
Accounts payable	2,720,506	955,235
Accrued expenses	(775,433)	219,163
Accrued interest	(19,225)	36,173
Deferred revenue	109,153
Net cash used in operating activities	(4,716,515)	(2,239,231)

Cash flows from investing activities:
Purchases of property & equipment	(357,006)	(464,371)
Proceeds from sales of property & equipment	13,000	-
Acquisition of business, net of cash acquired	-	(5,120,540)
Proceeds from sales of marketable securities	1,078,000	-
Deferred acquisition costs	(10,619)	(129,333)
Net cash provided by investing activities	723,375	(5,714,244)

Cash flows from financing activities:
Proceeds from issuance of notes payable	1,300,000	4,450,000
Principal payments on notes payable	(5,423,573)	-
Proceeds from common stock and warrants issued for cash	2,912,500	6,998,547
Proceeds from line of credit, net	2,550,720	-
Debt issue costs		(91,438)
Proceeds from convertible promissory notes		250,000
Proceeds from issuance of common stock to founders		16,600
Proceeds from exercise of warrants		6,000
Principal payments on capital leases	(8,497)	(751)
Net cash provided by financing activities	1,331,150	11,628,958

Cash flows from discontinued operations:
Cash flows from operating activities	(2,685,674)	-
Cash flows from investing activities-acquisition	(1,885,624)	-
Cash flows from investing activities-divestiture	3,741,676	-
Net cash used in discontinued operations	(829,622)	-

Net (decrease) increase in cash and cash equivalents	(3,491,612)	3,675,483

Cash and cash equivalents at beginning of year	3,675,483

Cash and cash equivalents at end of year	$183,871	$3,675,483